Exhibit 23.4

Consent of Internal Qualified Reserves Evaluator

I, Frederick Au-Yeung, hereby consent to the incorporation by reference in the Annual Report on Form 40-F of Husky Energy Inc. for the year ended December 31, 2013, which is being filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, of my Report on Reserves Data dated January 28, 2014 (the “Report”), included in the 2013 Annual Information Form of Husky Energy Inc. (the “AIF”), and to the references to my name in the AIF. I also hereby consent to the incorporation by reference of the Report in the Company’s registration statements on Form S-8 (File No. 333-187135) and Form F-10 (File No. 333-191849) filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. I have signed this Consent in my capacity as an employee of Husky Energy Inc. and not in my personal capacity.

By:	/s/ Frederick Au-Yeung, P.Eng
Frederick Au-Yeung, P. Eng
Manager, Reserves
Internal Qualified Reserves Evaluator

Calgary, Alberta, Canada

March 6, 2014